Moffitt & Company, P.C.
                          5040 E. Shea Blvd., Suite 270
                              Scottsdale, AZ 85254
                             (480) 951-1416 (Phone)
                              (480) 948-3510 (Fax)


Securities and Exchange Commission
450 5th Street NW
Washington, D.C., 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Fenway International, Inc. dated May 23, 2003 relating to Moffitt & Company, P.C.



                                                   /s/ Moffitt & Company, P.C.
                                                       Moffitt & Company, P.C.
                                                  Certified Public Accountants

Scottsdale, Arizona
May 23, 2003